Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com
eLoyalty Reports Results for First Quarter 2006
Lake Forest, IL, May 11, 2006 – eLoyalty Corporation (NASDAQ: ELOY), a leading enterprise CRM services and solutions company, today posted first quarter financial results for the period ended April 1, 2006.
For the first quarter of 2006, total revenue was $19.6 million and, on a GAAP basis, the net loss was $3.4 million. The net loss available to common shareholders was $0.58 per share. On a non-GAAP basis, eLoyalty realized an “Adjusted Earnings1” loss of $1.9 million for the first quarter of 2006. For a reconciliation of Adjusted Earnings income to GAAP operating loss, see the accompanying schedule.
The following is a summary of revenue by major component:

	For the
	Three Months Ended
(000’s)	4/01/2006	04/02/2005
Revenue:
Consulting services	$11,660	$12,088
Managed services	5,219	5,023

Services revenue	16,879	17,111
Product	1,960	1,388
Reimbursed expenses	788	991

Total revenue	$19,627	$19,490

Highlights
eLoyalty continues to focus on accelerating its growth and improving its business model by establishing leadership positions in two emerging market niches: Behavioral AnalyticsTM (BA) and Converged IP for Contact Centers (CIPCC).
In addition to exceeding the high end of our revenue estimates and our Q1 Managed services bookings target, eLoyalty achieved a number of other important strategic milestones in the first quarter of 2006, including:
•	Signing a multi-year enterprise license and support contract to provide the BA solution to Uniprise, a UnitedHealth Group company (NYSE: UNH);

•	Entering into a joint marketing agreement with Uniprise to provide the BA solution to the healthcare market;

•	Finalizing the contracts at another large healthcare client for the deployment and multi-year operation and support of the BA solution, including the initial enterprise deployment of our Self-Service Analytics application;

•	Booking a record $23.4 million of new and renewal Managed services contracts;

•	Increasing Managed services backlog[2] 68% sequentially and approximately 300% from one year ago to approximately $44.9 million; and

•	Selling $1.1 million of third-party software, which is the first component of a $3.5 million implementation of an advanced speech application.
Impact of Behavioral AnalyticsTM on Results
In addition to the revenue reported under GAAP, eLoyalty generated and deferred $1.4 million of BA deployment and subscription revenue during the first quarter of 2006. Of this amount, the company expects approximately $0.7 million will be recognized in the latter half of 2006; the remaining amount is expected to be recognized over subsequent years.
During the first quarter of 2006, eLoyalty continued to significantly invest in the development, selling, delivery, and support resources required to implement and support current and anticipated BA activity. The impact of the investment in BA accounted for the majority of the Adjusted Earnings loss in the first quarter.
Current Business Outlook
eLoyalty currently expects to achieve Total revenue in the second quarter of 2006 in the range of $20.3 million to $23.3 million, including Services revenue in the range of $16.0 million to $17.0 million. In addition to these revenues, the company expects to generate approximately $1.6 million of deferred BA revenue in the second quarter of 2006. eLoyalty expects that its ongoing investment in Behavioral AnalyticsTM will continue to negatively impact earnings in the second quarter.
Conference Call Information
eLoyalty management will host a conference call at 5:00 p.m. EDT on Thursday, May 11, 2006. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until May 25, 2006 by dialing (888) 509-0081 or, for international callers, (416) 695-5275. There is no passcode for the replay.
About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed CRM and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral Analytics™ and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

[1]	eLoyalty presents non-GAAP “Adjusted Earnings” results and reconciliation to GAAP results because management believes the Adjusted Earnings measure provides investors with a better understanding of the results of eLoyalty’s operations which focuses on cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities. The Adjusted Earnings measure reflects eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

[2]	The term of each Managed services contract ranges from six months to five years. eLoyalty uses the term “backlog” with respect to its Managed services engagements to refer to the expected revenue to be received under the applicable contract, based on its currently contracted terms and, when applicable, currently anticipated levels of usage and performance. Actual usage and performance might be greater or lesser than anticipated. In general, eLoyalty’s Managed services contracts may be terminated by the customer without cause, but early termination by a customer usually requires a substantial early termination payment.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in eLoyalty’s Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the
	Three Months Ended
	April 1,	April 2,
	2006	2005
Revenue
Services and other	$17,667	$18,102
Product	1,960	1,388

Total revenue	19,627	19,490

Operating Expenses:
Cost of services and other	15,036	13,584
Cost of product	1,182	1,134

Total cost of revenue, exclusive of depreciation and amortization shown below:	16,218	14,718
Selling, general and administrative	6,033	5,087
Severance and related costs	387	—
Depreciation and amortization	534	1,694

Total operating expenses	23,172	21,499

Operating loss	(3,545)	(2,009)
Interest income (expense) and other, net	150	77

Loss before income taxes	(3,395)	(1,932)
Income tax provision	42	—

Net loss	(3,437)	(1,932)
Dividends related to Series B preferred stock	(366)	(369)

Net loss available to common stockholders	$(3,803)	$(2,301)

Basic net loss per common share	$(0.58)	$(0.37)

Diluted net loss per common share	$(0.58)	$(0.37)

Shares used to calculate basic net loss per share	6,596	6,224

Shares used to calculate diluted net loss per share	6,596	6,224

Noncash compensation included in individual line items above:
Cost of services and other	$257	$283
Selling, general and administrative	449	410

Total noncash compensation	$706	$693

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	April 1,	December 31,
	2006	2005
ASSETS:
Current Assets:
Cash and cash equivalents	$15,590	$17,851
Restricted cash	409	524
Short-term investments	4,000	4,000
Receivables (net of allowances of $149 and $188)	12,070	10,801
Prepaid expenses	4,643	3,661
Other current assets	765	202

Total current assets	37,477	37,039
Equipment and leasehold improvements, net	3,206	3,131
Goodwill	2,643	2,643
Intangibles, net	1,075	1,181
Long-term receivables and other	1,209	1,234

Total assets	$45,610	$45,228

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$2,166	$1,974
Accrued compensation and related costs	3,944	3,102
Unearned revenue	4,789	3,576
Other current liabilities	4,580	3,046

Total current liabilities	15,479	11,698
Long-term unearned revenue	963	864
Other long-term liabilities	226	281

Total liabilities	16,668	12,843

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,099,724 and 4,099,968 shares issued and outstanding with a liquidation preference of $21,275 and $21,642 at April 1, 2006 and December 31, 2005, respectively	20,909	20,910

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 7,662,202 and 7,611,915 shares issued and outstanding, respectively	77	76
Additional paid-in capital	143,899	149,949
Accumulated deficit	(132,099)	(128,662)
Accumulated other comprehensive loss	(3,844)	(3,947)
Unearned compensation	—	(5,941)

Total stockholders’ equity	8,033	11,475

Total liabilities and stockholders’ equity	$45,610	$45,228

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the
	Three Months Ended
	April 1,	April 2,
	2006	2005
Cash Flows from Operating Activities:
Net loss	$(3,437)	$(1,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	534	1,694
Noncash Compensation	706	693
Changes in assets and liabilities, net of effect of acquisition:
Receivables	(1,252)	97
Prepaids and other current assets	(1,537)	(922)
Accounts payable	191	474
Accrued compensation and related costs	351	(949)
Unearned revenue	1,312	(1,014)
Other liabilities	1,827	(432)
Long-term receivables and other	51	209

Net cash used in operating activities	(1,254)	(2,082)

Cash Flows from Investing Activities:
Interelate acquisition	—	4
Sale of short-term investments	—	3,300
Purchase of short-term investments	—	(297)
Capital expenditures and other	(503)	(75)

Net cash (used in) provided by investing activities	(503)	2,932

Cash Flows from Financing Activities:
Decrease in restricted cash	115	34
Payment of Series B dividends	(732)	(742)
Proceeds from exercise of stock options	38	—

Net cash used in financing activities	(579)	(708)

Effect of exchange rate changes on cash and cash equivalents	75	(171)

Decrease in cash and cash equivalents	(2,261)	(29)
Cash and cash equivalents, beginning of period	17,851	20,095

Cash and cash equivalents, end of period	$15,590	$20,066

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes, net	$—	$(4)

eLoyalty Corporation
CALCULATION OF ADJUSTED EARNINGS MEASURE
(Unaudited and in thousands)

	For the
	Three Months Ended
	April 1,	April 2,
	2006	2005
GAAP — Operating Loss	$(3,545)	$(2,009)
Add back (reduce) the effect of:
Noncash compensation	706	693
Severance and related costs	387	—
Depreciation and amortization	534	1,694

Adjusted earnings measure — (loss) income	$(1,918)	$378